Exhibit 99.1

Oracle Buys Eloqua

Adds Leading Modern Marketing Platform to the Oracle Cloud to Help Companies Deliver Exceptional Customer Experiences

December 20, 2012

Oracle today announced that it has entered into an agreement to acquire Eloqua, Inc. (NASDAQ: ELOQ), a leading provider of cloud-based marketing automation and revenue performance management software for $23.50 per share or approximately $871 million, net of Eloqua’s cash. Eloqua’s modern marketing cloud delivers best-in-class capabilities to ensure every component of marketing works harder and more efficiently to drive revenue.

The combination of Oracle and Eloqua is expected to create a comprehensive Customer Experience Cloud offering to help companies transform the way they market, sell, support and serve their customers. The combined offering is expected to enable organizations to provide a highly personalized and unified experience across channels, create brand loyalty through social and online interactions, grow revenue by driving more qualified leads to sales teams, and provide superior service at every touchpoint.

The Board of Directors of Eloqua has unanimously approved the transaction. The transaction is expected to close in the first half of 2013, subject to Eloqua stockholder approval, certain regulatory approvals and other customary closing conditions.

“Modern marketing practices are driving revenue growth and is a critical area of investment for companies today,” said Thomas Kurian, Executive Vice President, Oracle Development. “Eloqua’s leading marketing automation cloud will become the centerpiece of the Oracle Marketing Cloud and is an important addition to the Oracle Customer Experience offering, which includes the Oracle Sales Cloud, Oracle Commerce Cloud, Oracle Service Cloud, Oracle Content Cloud and Oracle Social Cloud.”

“Exceptional customer experience starts with knowing your customer’s preferences and delivering a highly personalized buying experience,” said Joe Payne, Chairman and CEO, Eloqua. “Together with Oracle, we expect to accelerate the pace of the modern marketing revolution and help our customers transform the way they market, sell, support and serve their customers.”

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and Eloqua, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of Eloqua, anticipated customer benefits and general business outlook. When used in this document, the words “anticipates”, “can”, “will”, “look forward to”, “expected” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Eloqua, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or Eloqua may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Eloqua.

In addition, please refer to the documents that Oracle and Eloqua, respectively, file with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and Eloqua’s respective operational and other results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Neither Oracle nor Eloqua is under any duty to update any of the information in this document.

Oracle is currently reviewing the existing Eloqua product roadmap and will be providing guidance to customers in accordance with Oracle’s standard product communication policies. Any resulting features and timing of release of such features as determined by Oracle’s review of Eloqua’s product roadmap are at the sole discretion of Oracle. All product roadmap information, whether communicated by Eloqua or by Oracle, does not represent a commitment to deliver any material, code, or functionality, and should not be relied upon in making purchasing decision. It is intended for information purposes only, and may not be incorporated into any contract.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Eloqua will file a proxy statement with the SEC. Additionally, Eloqua and Oracle will file other relevant materials in connection with the proposed acquisition of Eloqua by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among, Oracle, OC Acquisition LLC, a wholly owned subsidiary of Oracle, Esperanza Acquisition Corporation, a wholly-owned subsidiary of OC Acquisition LLC, and Eloqua. The materials to be filed by Eloqua with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of Eloqua are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Oracle, Eloqua and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Eloqua stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Oracle’s executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Eloqua’s participants in the solicitation, which may, in some cases, be different than those of Eloqua’s stockholders generally, is set forth in the materials filed by Eloqua with the SEC, including in Eloqua’s Registration Statement on Form S-1, and will be set forth in the proxy statement relating to the merger when it becomes available.